Exhibit 4.4
WARRANT AGREEMENT
by and between
SIDHU SPECIAL PURPOSE CAPITAL CORP.
and
MELLON INVESTOR SERVICES LLC

Dated as of July [   ], 2008

i

ii

WARRANT AGREEMENT
     This WARRANT AGREEMENT (this “Agreement”) is made as of July       , 2008, by and between Sidhu Special Purpose Capital Corp., a Delaware corporation (the “Company”), and Mellon Investor Services LLC, a New Jersey limited liability company, as warrant agent (the “Warrant Agent”).
     WHEREAS, the Company has filed a registration statement (the “Registration Statement”) on Form S-1 (No. 333-149504) under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission in connection with an initial public offering (the “Initial Public Offering”) of the Company’s units (the “Public Units,” or the “Units”), each consisting of one share of common stock, par value $0.0001 per share, of the Company (“Common Stock”) and one warrant entitling the holder thereof to purchase one share of Common Stock for $6.50, subject to adjustment as described herein (such warrants, the “Public Warrants”);
     WHEREAS, WNH Holdings, LLC, a Pennsylvania limited liability company (the “Sponsor”) has agreed to purchase from the Company an aggregate of 425,200 Units at a price of $10.00 per unit (the “Sponsor Units”) immediately prior to the Initial Public Offering. Each Sponsor Unit includes a Warrant entitling the holder thereof to purchase one share of Common Stock for $6.50, subject to adjustment as described herein (such warrants, the “Sponsor Warrants,” and together with the Public Warrants, the “Warrants”);
     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption, exercise and cancellation of the Warrants;
     WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and
     WHEREAS, all acts and things have been done and performed that are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement;
     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:
ARTICLE I.
APPOINTMENT OF WARRANT AGENT
     The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.
ARTICLE II.
WARRANTS
     2.1 Form of Warrant. Each Public Warrant shall be issued in registered form only in substantially the form of Exhibit A hereto and each Sponsor Warrant shall be issued in registered form only in substantially the form of Exhibit B hereto, the provisions of which exhibits are incorporated herein. Each Warrant shall be signed by, or bear the facsimile signature of, any one of the Chairman of the Board of Directors, President, Chief Financial Officer, Treasurer, Secretary or Assistant Secretary of the Company. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance. All of the Public Warrants shall initially be represented by one or more book-entry certificates (each a “Book-Entry Warrant Certificate”).
     2.2 Effect of Countersignature. Unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof. Each such countersignature upon each Book-Entry Warrant Certificate may be in the form of a manual or facsimile signature of any present or future authorized agent or person of the Warrant Agent and may be imprinted or otherwise reproduced on the Book-Entry Warrant Certificates and for that purpose the Warrant Agent may adopt and use the facsimile signature of any person who shall have been an authorized agent or person, notwithstanding the fact that at the time the Book-Entry Warrant Certificates shall be countersigned and delivered her or she shall have ceased to hold such office. In case any authorized agent or person of the Warrant Agent who shall have countersigned and delivered any of the Book-Entry Warrant Certificates shall cease to be such an authorized agent or person before the Book-Entry Warrant Certificates so countersigned shall have been issued by the Warrant Agent, such Book-Entry Warrant Certificates may nevertheless be issued as though such person had not ceased to be such an authorized agent or person of the Warrant Agent.
     2.3 Registration.
          (a) Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register such Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with written instructions delivered to the Warrant Agent by the Company. All of the Public Warrants shall initially be represented by one or more Book-Entry Warrant Certificates deposited with the Depository Trust Company (the “Depository”) and registered in the name of Cede & Co., a nominee of the Depository. Ownership of beneficial interests in the Public Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) the Depository or its nominee for each Book-Entry Warrant Certificate, or (ii) institutions that have accounts with the Depository (such institution, with respect to a Public Warrant in its account, a “Participant”).
     If the Depository subsequently ceases to make its book-entry settlement system available for the Public Warrants, the Company may provide written instructions to the Warrant Agent regarding making other arrangements for book-entry settlement. In the event that the Public Warrants are not eligible for, or it is no longer necessary to have the Public Warrants available in, book-entry form, the Company shall provide written instructions to the Warrant Agent to, and the Warrant Agent shall provide written instructions to the Depository to deliver to the Warrant Agent for cancellation each Book-Entry Warrant Certificate, and the Company shall provide written instructions to the Warrant Agent to countersign and deliver to the Depository definitive certificates representing the Warrants (“Definitive Warrant Certificates”).
          (b) Beneficial Owner; Registered Holder. The term “beneficial owner” shall mean, on or after the Detachment Date (as defined below), any person in whose name ownership of a beneficial interest in the Warrants evidenced by a Book-Entry Warrant Certificate is recorded in the records maintained by the Depository or its nominee, and prior to the Detachment Date, with respect to the Public Warrants the person in whose name the Public Unit of which such Public Warrant or part thereof was originally part of, as registered upon the register relating to such Public Units. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register (“Registered Holder”) as the absolute owner of such Warrant (notwithstanding any notation of ownership or other writing on the Warrant certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.
          (c) Transfer Legend. Notwithstanding anything herein to the contrary, in the event a Warrant surrendered for transfer bears a legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange therefore until the Warrant Agent has received an opinion of counsel for or otherwise satisfactory to the Company stating that such transfer may be made and indicating whether the new Warrants must also bear such legend.

     2.4 Detachability of Warrants.
          (a) Units. The securities comprising the Public Units will not be separately transferable until ten Business Days (as defined below) (or as soon as practicable thereafter) following the earlier to occur of (i) the expiration or termination of the underwriters’ over-allotment option, or (ii) exercise of such over-allotment option (the “Detachment Date”), subject in either case to the Company having filed a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the receipt by the Company of the gross proceeds of the Initial Public Offering including the proceeds received by the Company from the exercise of the underwriters’ over-allotment option, and having issued a press release announcing when the separate trading of such securities will begin. For purposes of this Agreement, “Business Day” shall mean any day on which the Depository is open for trading.
     2.5 Sponsor Warrants. The Sponsor Warrants shall have the same terms and be in the same form as the Public Warrants, except that:
          (i) the Sponsor Warrants will be non-redeemable as long as they are held by the Sponsor or its Permitted Transferees; and
          (ii) the Sponsor Warrants may not be (and the Common Stock issuable upon exercise of such Warrants may not be) transferred, assigned or sold, directly or indirectly, other than to a Permitted Transferee, until after the consummation by the Company of a Business Combination.
     “Business Combination” means the Company’s initial business combination, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, with one or more currently unidentified domestic or international operating businesses, together having a fair market value of at least 200% of our net assets held in trust (net of taxes and up to $2,400,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount held in trust) at the time of the business combination.
     “Permitted Transferee” means (i) the Company, any of the Company’s officers, directors and employees, any Affiliates or Family Members of such individuals, the Sponsor, any Affiliates of the Company or the Sponsor and any officers, directors, members and employees of the Sponsor or such Affiliates, (ii) any charitable organization, (iii) any individual pursuant to a qualified domestic relations order, (iv) if the transferor is a corporation, partnership or limited liability company, any stockholder, partner or member of the transferor, and (v) any individual or entity by virtue of laws or agreements governing descent or distribution upon the death or dissolution of the transferor; provided, that, any such transferees agree in writing to become subject to the same transfer restrictions as the transferor.
     The term “Affiliate” has the meaning set forth in Rule 405 under the Securities Act (in effect on the date hereof).
     “Family Member” of a person means such person’s present spouse and/or domestic partner, parents, lineal ascendants or descendants or any siblings of any of the foregoing, any descendants of any sibling of such person, or any estate planning vehicle formed primarily for the benefit of such person or any of the foregoing persons.

ARTICLE III.
TERMS AND EXERCISE OF WARRANTS
     3.1 Warrant Price. Each Warrant shall, when countersigned by the Warrant Agent, entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $6.50 per whole share, subject to the adjustments provided in Article IV hereof and in the last sentence of this Section 3.1. The term “Warrant Price” as used in this Agreement refers to the price per share at which Common Stock may be purchased at the time a Warrant is exercised.
     3.2 Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the later of the consummation by the Company of a Business Combination and the first anniversary of the date of the final prospectus that forms a part of the Registration Statement, and terminating at 5:00 p.m., New York time on the earlier to occur of (i) the fourth anniversary of the date of the final prospectus that forms a part of the Registration Statement and (ii) the date fixed for redemption of the Warrants as provided in Article VI of this Agreement (the “Expiration Date”); provided, however, that, the Public Warrants shall not be exercisable and the Company shall not be obligated to issue Common Stock in respect thereof unless, at the time a holder seeks to exercise such Public Warrants, a prospectus relating to the Common Stock issuable upon exercise of the Public Warrants is current and the issuance of such Common Stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of such Warrants. Except with respect to the right to receive the Redemption Price (as set forth in Article VI hereunder), each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, however, that any extension of the duration of the Warrants must apply equally to all of the Warrants. Should the Company wish to extend the Expiration Date of the Warrants, the Company shall provide advance notice to the American Stock Exchange or any other stock exchange on which the Warrants are listed in accordance with the requirements of such exchange.
     3.3 Exercise of Warrants.
          (a) Payment. Subject to the provisions of the Warrant (including, but not limited to, the cashless exercise provisions) and this Agreement, a Warrant, when countersigned by the Warrant Agent, may be exercised by the Registered Holder thereof by delivering, not later than 5:00 p.m., New York time, on any Business Day during the Exercise Period (the “Exercise Date”) to the Warrant Agent at the office of the Warrant Agent, or at the office of its successor as Warrant Agent (i) the Definitive Warrant Certificate evidencing the Warrants to be exercised or in the case of a Book-Entry Warrant Certificate, the Warrants to be exercised (the “Book-Entry Warrants”) on the records of the Depositary to an account of the Warrant Agent at the Depositary designated for such purpose in writing by the Warrant Agent to the Depository from time to time, (ii) an election to purchase properly completed and duly executed in the form attached hereto as part of Exhibit A or Exhibit B, as applicable, the shares of Common Stock underlying the Warrants to be exercised, or in the case of a Book-Entry Warrant Certificate, properly delivered by the Participant in accordance with the Depository’s procedures and (iii) the Warrant Price for each full share of Common Stock as to which the Warrants are exercised and any and all applicable taxes due in connection with the exercise of the Warrants, the exchange of the Warrants for the Common Stock, and the issuance of the Common Stock in full, in lawful money of the United States, by cash, by bank wire transfer in immediately available funds or by certified check or bank draft payable to the Company.
          (i) If any of (A) the Definitive Warrant Certificate or the Book-Entry Warrant Certificate, (B) the Election to Purchase or (C) the Warrant Price therefor, is received by the Warrant Agent after 5:00 p.m., New York time, on a specified day or if such day is not a Business Day, the Warrants will be deemed to be received and exercised on, and the applicable Exercise Date shall be the Business Day next succeeding such day. If the Warrants are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the Registered Holder or the Participant, as the case may be, as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Company in its sole discretion, and such determination will be final and binding upon the Registered Holder and the Warrant Agent. Neither the Company nor the Warrant Agent shall have any obligation to inform a Registered Holder of the invalidity of any exercise of Warrants. The Warrant Agent may assume that any Warrant properly presented for exercise is permitted to be exercised under applicable law and shall have no liability for acting in reliance upon that assumption.
          (ii) The Warrant Agent shall deposit all funds received by it in payment of the Warrant Price in the account of the Company maintained with the Warrant Agent for such purpose and shall advise the Company in writing by the next Business Day on which funds for the exercise of the Warrants are received and of the amount so deposited to its account.
          (iii) The Warrant Agent shall, by 1:00 p.m. New York time on the Business Day following the Exercise Date of any Warrant, advise the Company and the transfer agent and registrar in respect of (a) the shares of Common Stock (the “Shares”) issuable upon such exercise in accordance with the terms and conditions of this Agreement, (b) the instructions of each Registered Holder or Participant, as the case may be, with respect to delivery of the Shares issuable upon such exercise, and the delivery of Definitive Warrant Certificates, as appropriate, evidencing the balance, if any, of the Warrants remaining after such exercise, (c) in case of a Book-Entry Warrant Certificate, the notation that shall be made to the records maintained by the Depository, its nominee for each Book-Entry Warrant Certificate, or a Participant, as appropriate, evidencing the balance, if any, of the Warrants remaining after such exercise and (d) such other information as the Company or such transfer agent and registrar shall reasonably require.
          (iv) The Company shall, by 5:00 p.m., New York time, on the third Business Day next succeeding the Exercise Date of any Warrant and the clearance of the funds in payment of the Warrant Price, execute, issue and deliver to the Warrant Agent, the Shares to which such Registered Holder or Participant, as the case may be, is entitled, in fully registered form, registered in such name or names as may be directed by such Registered Holder or the Participant, as the case may be. Upon receipt of such Shares, the Warrant Agent shall, by 5:00 p.m., New York time, on the fifth Business Day next succeeding such Exercise Date, transmit such Shares to or upon the order of the Registered Holder or the Participant, as the case may be.
          (v) In lieu of delivering physical certificates representing the Shares issuable upon exercise, provided the Company’s transfer agent is participating in the Depository Fast Automated Securities Transfer program, the Company shall use its reasonable efforts to cause its transfer agent to electronically transmit the Shares issuable upon exercise to the Registered Holder or the Participant by crediting the account of the Registered Holder’s prime broker with the Depository or of the Participant through its Deposit Withdrawal Agent Commission system. The time periods for delivery described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.
          (vi) The accrual of dividends, if any, on the Shares issued upon the valid exercise of any Warrant will be governed by the terms generally applicable to the Shares.

Starting with the Exercise Date, the former holder of the Warrants exercised will be entitled to the benefits generally available to other holders of Shares and such former holder’s right to receive payments of dividends and any other amounts payable in respect of the Shares shall be governed by, and shall be subject to, the terms and provisions generally applicable to such Shares.
          (vii) Subject to Section 4.7, Warrants may be exercised only in whole numbers of Shares. If fewer than all of the Warrants evidenced by a Warrant Certificate are exercised, a new Warrant Certificate for the number of unexercised Warrants remaining shall be executed by the Company and countersigned by the Warrant Agent as provided in Article II hereof, and delivered to the holder of this Warrant Certificate at the address specified on the books of the Warrant Agent or as otherwise specified by such Registered Holder. If fewer than all the Warrants evidenced by a Book-Entry Warrant Certificate are exercised, a notation shall be made to the records maintained by the Depository, its nominee for each Book-Entry Warrant Certificate, or a Participant, as appropriate, evidencing the balance of the Warrants remaining after such exercise.
          (b) Issuance of Certificates. Notwithstanding the foregoing, and subject to Section 7.4 of this Agreement, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant unless (i) a registration statement under the Securities Act with respect to the issuance of Common Stock upon exercise of the Warrant is effective or (ii) in the opinion of counsel to the Company, the issuance of the Common Stock upon the exercise of the Warrants is exempt from the registration requirements of the Securities Act and such securities are qualified for sale or exempt from qualification under applicable securities laws of the states or other jurisdictions in which the Registered Holders reside. Warrants may not be exercised by, or securities issued to, any Registered Holder in any state in which such exercise would be unlawful. As a result of the provisions of this Section 3.3(b), any or all of the Warrants may expire unexercised. In no event shall the Registered Holder of a Warrant be entitled to receive any monetary damages if the issuance of the shares of Common Stock underlying the Warrants has not been registered by the Company pursuant to an effective registration statement or if a current prospectus is not available for delivery by the Warrant Agent; provided, that the Company has fulfilled its obligation to use its commercially reasonable efforts to effect such registration and ensure a current prospectus is available for delivery by the Warrant Agent.
          (c) Valid Issuance. The Company agrees that all shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable and free from preemptive rights.
          (d) Date of Issuance. Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the Exercise Date in accordance with Section 3.3(a) irrespective of the date of delivery of such certificate to the holder, except that, if delivery of the items set forth in Section 3.3(a) occurs after 5:00 p.m., New York time, on any Business Day during the Exercise Period, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding Business Day.
          (e) Expiration upon Liquidation of Trust Account. If the Company is dissolved because it fails to consumate a Business Combination within the applicable period of time required in its certificate of incorporation, all of the rights of the holders hereunder shall terminate and all of the Warrants shall terminate.
     3.4 No Net Cash Settlement. Notwithstanding anything to the contrary contained in this Agreement, under no circumstances will the Company be required to net cash settle the exercise of the Warrants.
     3.5 Cashless Exercise.
          (a) Determination of Amount. In lieu of payment of the Warrant Price, the Company shall have the right (but not the obligation) upon notice to all Registered Holders and to the Warrant Agent to require all Registered Holders to convert any exercisable but unexercised Warrants into shares of Common Stock

(the “Conversion Right”) as follows: upon the Company’s exercise of the Conversion Right, the Company shall deliver to the Registered Holder (without payment of any of the Warrant Price in cash) that number of Shares equal to the quotient obtained by dividing (x) the product of the number of Shares underlying the Warrant, multiplied by the difference between the Fair Market Value and the Warrant Price by (y) the Fair Market Value. The “Fair Market Value” means the average last sale price of the Common Stock in the principal trading market for the Common Stock as reported by any national securities exchange or quoted on the FINRA OTC Bulletin Board (or successor exchange), as the case may be, for the 10 consecutive trading days ending on the third trading day preceding the date the Warrants are exercised. The number of Shares to be delivered will be determined by the Company (with written notice to the Warrant Agent) using the formula set forth above. The Warrant Agent shall have no duty or obligation to investigate or confirm whether the Company’s determination of the number of Shares to be issued upon such exercise pursuant to this Section 3.5(a) is correct.
          (b) Mechanics of Cashless Exercise. Upon exercise of the Conversion Right by the Company during the Exercise Period, each Registered Holder will promptly surrender to the Warrant Agent (i) the Warrant certificates evidencing the Warrants to be exercised and (ii) a properly completed and duly executed subscription form, specifying the total number of shares of Common Stock the Registered Holder will purchase; provided that any holder that holds Warrants in a brokerage account shall follow the procedures of such holder’s broker and the Depository in order to exercise the Conversion Right.
ARTICLE IV.
ADJUSTMENTS
     4.1 Stock Dividends; Split-Ups. If after the date hereof, and subject to the provisions of Section 4.7, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split up of shares of Common Stock, or other similar event, then, on the effective date of such stock dividend, split up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares of Common Stock.
     4.2 Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 4.7, the number of outstanding Shares is decreased by a consolidation, combination, reverse stock split or reclassification of Shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Shares issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding Shares.
     4.3 Adjustments in Warrant Price. Whenever the number of Shares purchasable upon the exercise of the Warrants is adjusted, as provided in Sections 4.1 and 4.2 above, each of the Warrant Price and the Floor Price (as defined below) shall be adjusted (to the nearest cent) by multiplying such Warrant Price and Floor Price, as the case may be, immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter; provided, that, with respect to any adjustment occurring prior to the consummation of the Initial Public Offering, the Company may determine (with the consent of the Sponsor) not to adjust the Warrant Price and the Floor Price.
     4.4 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change covered by Section 4.1 or 4.2 hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Registered Holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, by a Registered Holder of the number of shares of Common Stock of the Company obtainable upon exercise of the Warrants immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Sections 4.1 or 4.2, then such adjustment shall be made pursuant to Sections 4.1, 4.2, 4.3 and this Section 4.4. The provisions of this Section 4.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.
     4.5 Extraordinary Dividends. If the Company, at any time during the Exercise Period, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock (or other shares of the Company’s capital stock into which the Warrants are convertible), other than (i) as described in Sections 4.1, 4.2 or 4.4, (ii) regular quarterly or other periodic dividends, (iii) in connection with the conversion rights of the holders of Common Stock upon consummation by the Company of a Business Combination or (iv) in connection with the Company’s liquidation and the distribution of its assets upon its failure to consummate a Business Combination (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Warrant Price and the Floor Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Company’s Board of Directors, in good faith) of any securities or other assets paid on each share of Common Stock (or other shares of the Company’s capital stock into which the Warrants are convertible) in respect of such Extraordinary Dividend.
     4.6 Notices of Changes in Warrant. Upon every adjustment of the Warrant Price, Floor Price or the number of shares issuable on exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent within five (5) Business Days, which notice shall state the Warrant Price or Floor Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3, 4.4 or 4.5, then, in any such event, the Company shall give written notice to each Registered Holder, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event. The Warrant Agent shall be fully protected in relying on any such certificate or notice, and the Warrant Agent shall be fully protected in relying on any adjustment set forth in such certificate or notice. The Warrant Agent shall not be deemed to have knowledge of such adjustment until it has received such certificate or notice. The Warrant Agent shall have no duty or obligation to investigate or confirm whether the Company’s calculations pursuant to Article 4 are correct.
     4.7 No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Article IV or by reason of any cashless exercise pursuant to Sections 3.5 or 6.1, the Registered Holder would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round up to the nearest whole number the number of the shares of Common Stock to be issued to the Registered Holder.
     4.8 Form of Warrant. The forms of Warrants need not be changed because of any adjustment pursuant to this Article IV, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof or the rights, duties and obligations of the Warrant Agent, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

     4.9 Notice of Certain Transactions. In the event that the Company shall propose to (a) offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (b) issue any rights, options or warrants entitling the holders of Common Stock to subscribe for shares of Common Stock or (c) make a tender offer, redemption offer or exchange offer with respect to the Common Stock, the Company shall send to the Warrant Agent and the Registered Holders a notice of such proposed action or offer. Such notice shall be mailed to the Registered Holders at their addresses as they appear in the Warrant Register, which notice shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, issuable upon exercise of each Warrant and the Warrant Price or Floor Price after giving effect to any adjustment pursuant to this Article IV that would be required as a result of such action. Such notice shall be given as promptly as practicable after the Company’s Board of Directors has determined to take any such action and (x) in the case of any action covered by clause (a) or (b) above at least 10 days prior to the record date for determining the holders of the Common Stock for purposes of such action or (y) in the case of any other such action at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier. The failure to give the notice required by this Section 4.9 or any defect therein shall not affect the legality or validity of any right, option, Warrant or offer.
     4.10 Other Events. If any event occurs as to which the foregoing provisions of Article IV are not strictly applicable or if strictly applicable would not, in the good faith judgment of the Board of Directors of the Company, fairly and adequately protect the purchase rights of the registered holders of the Warrants in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Company shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors of the Company, to protect such purchase rights as aforesaid.
ARTICLE V.
TRANSFER AND EXCHANGE OF WARRANTS
     5.1 Transfer of Warrants. Prior to the Detachment Date, the Public Warrants may be transferred or exchanged only as part of the Public Units in which such Warrants are included, and only for the purpose of effecting, or in conjunction with, a transfer or exchange of such Public Unit. For the avoidance of doubt, each transfer of a Public Unit on the register relating to such Public Units prior to the Detachment Date shall operate also to transfer the Warrant included in such Public Unit.
     5.2 Registration of Transfer. Subject to Section 5.3 below, the Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer, and, if necessary, appropriate instruments of transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.
     5.3 Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent duly endorsed with signatures properly guaranteed, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that except as otherwise provided herein or in any Book-Entry Warrant Certificate, each Book-Entry Warrant Certificate may be transferred only in whole and only to the Depository, to another nominee of the Depository, to a successor depository, or to a nominee of a successor depository; provided further, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend. Upon any such registration of transfer, the Company shall execute, and the Warrant Agent shall countersign and deliver, in the name of the designated transferee a new Warrant certificate or Warrant certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants.

     5.4 Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange that will result in the issuance of a Warrant certificate for a fraction of a Warrant.
     5.5 Service Charges. Other than in accordance with the fee schedule attached hereto, no service charge shall be made for any exchange or registration of transfer of Warrants.
     5.6 Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Article V, and the Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.
ARTICLE VI.
REDEMPTION
     6.1 Redemption. Subject to Section 6.4 hereof, all, but not less than all, of the outstanding Warrants (other than any Sponsor Warrants that are held by the Sponsor or any Permitted Transferees) (the “Redeemable Warrants”) may be redeemed, at the option of the Company, at any time after they become exercisable and prior to their expiration, at the office of the Warrant Agent, upon the notice referred to in Section 6.2, at the price of $0.01 per Warrant (the “Redemption Price”); provided, however, that the last sales price of the Common Stock has been equal to or greater than $14.25 per share, as such price may be adjusted pursuant to Section 4.3 (the “Floor Price”), on each of 20 trading days within any 30 trading day period ending three Business Days prior to the date on which notice of redemption is given; and provided, further that such Redeemable Warrants (and Shares issuable upon the exercise of such Redeemable Warrants) are covered by an effective registration statement from the date of notice of redemption through the date fixed for redemption. If the foregoing conditions are satisfied, and such Redeemable Warrants are called for redemption, each Registered Holder will be entitled to exercise its Redeemable Warrants prior to the date scheduled for redemption. In the event the Company calls any such Redeemable Warrants for redemption pursuant to this Section 6.1, the Company shall have the option to require all (but not part) of the holders of those Redeemable Warrants who elect to exercise their Redeemable Warrants prior to the date scheduled for redemption to exercise the Redeemable Warrants on a cashless basis. If the Company requires the Registered Holders of such Redeemable Warrants to exercise on a cashless basis, each holder of such Warrants shall pay the Warrant Price by surrendering such Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrant, multiplied by the difference between the Redemption Fair Market Value and the Warrant Price by (y) the Redemption Fair Market Value. The “Redemption Fair Market Value” means the average last sale price of the Common Stock in the principal trading market for the Common Stock as reported by any national securities exchange or quoted on the FINRA OTC Bulletin Board (or successor exchange), as the case may be, for the 10 consecutive trading days ending on the third trading day preceding the date the notice of redemption is sent to holders of Warrants.
     6.2 Date Fixed for, and Notice of, Redemption. In the event the Company shall elect to redeem all of the Redeemable Warrants pursuant to Section 6.1, the Company shall fix a date for the redemption. Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than 30 days prior to the date fixed for redemption to the Warrant Agent and the Registered Holders of the Redeemable Warrants at their last addresses as they shall appear in the Warrant Register. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date sent whether or not the Registered Holder received such notice.

     6.3 Exercise After Notice of Redemption. The Redeemable Warrants may be exercised, for cash or, if required by the Company, on a cashless basis, in accordance with Section 6.1 of this Agreement at any time after notice of redemption shall have been given by the Company pursuant to Section 6.2 hereof and prior to the time and date fixed for redemption. On and after the redemption date, the Registered Holder of the Redeemable Warrants shall have no further rights except to receive the Redemption Price upon surrender of the Redeemable Warrants.
     6.4 Outstanding Warrants Only. The Company understands that the redemption rights provided for by this Article VI apply only to outstanding Redeemable Warrants. To the extent a person holds rights to purchase Redeemable Warrants, such purchase rights shall not be extinguished by redemption. However, once such purchase rights are exercised, the Company may redeem the Redeemable Warrants issued upon such exercise, provided that the criteria for redemption are met, including the opportunity of the Redeemable Warrant holders to exercise prior to redemption pursuant to Section 6.3.
ARTICLE VII.
OTHER PROVISIONS RELATING TO
RIGHTS OF HOLDERS OF WARRANTS
     7.1 No Rights as Stockholder. A Warrant does not entitle the Registered Holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights, to vote or to consent, or to receive notice as stockholders in respect of the meetings of stockholders for the election of directors of the Company or any other matter.
     7.2 Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone. Applicants for such new Warrant Certificates must pay such reasonable charges as the Company and the Warrant Agent may prescribe.
     7.3 Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.
     7.4 Registration of Common Stock. The Company agrees that prior to the commencement of the Exercise Period, it shall use commercially reasonable efforts to file with the Securities and Exchange Commission a post-effective amendment to the Registration Statement, or a new registration statement, for the registration under the Securities Act of, and, to the extent that an exemption from registration is not available, it shall use commercially efforts to take such action as may be necessary to qualify for sale, in those states in which any holder of the Public Warrants is a resident, the issuance of the Common Stock issuable upon exercise of the Public Warrants. In either case, the Company shall use its reasonable efforts to cause the same to become effective on or prior to the commencement of the Exercise Period and to maintain the effectiveness of such registration statement until the expiration of such Warrants in accordance with the provisions of this Agreement.

ARTICLE VIII.
CONCERNING THE WARRANT AGENT AND OTHER MATTERS
     8.1 Payment of Taxes. The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of the Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or of such shares of the Common Stock; provided, however, that the Company and the Warrant Agent shall not be required to deliver such Warrants unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company and the Warrant Agent that such tax has been paid or is not due.
     8.2 General. The Warrant Agent undertakes to perform the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound.
          (a) The Warrant Agent may rely conclusively and shall be protected in acting upon any order, judgment, instruction, notice, demand, certificate, opinion or advice of counsel (including counsel to the Company or chosen by the Warrant Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of information therein contained) which is reasonably believed by the Warrant Agent to be genuine and to be signed or presented by the proper person or persons.
          (i) The Warrant Agent shall have no duties, responsibilities or obligations as the Warrant Agent except those which are expressly set forth herein, and in any modification or amendment hereof to which the Warrant Agent has consented in writing, and no duties, responsibilities or obligations shall be implied or inferred. Without limiting the foregoing, unless otherwise expressly provided in this Agreement, the Warrant Agent shall not be subject to, nor be required to comply with or determine if any person or entity has complied with, the Registration Statement or the provisions of any other agreement between or among the Company, the holders of Units, Warrants or Warrant Shares or any other person or entity beyond the specific terms hereof, or to comply with any notice, instruction, direction, request or other communication, paper or document other than as expressly set forth in this Agreement.
          (ii) The statements contained herein and in the Warrant Certificates shall be deemed to be statements of the Company only, and the Warrant Agent assumes no liability or responsibility for their correctness or to verify the same.
          (iii) The Warrant Agent shall be under no responsibility or liability to institute, appear in or defend any action, suit or other proceeding of any kind, or to take any other action likely to involve expense, unless and until the Company or one or more Registered Holders of Warrant Certificates shall furnish the Warrant Agent with security and indemnity satisfactory to it for any out of pocket costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

          (iv) The Warrant Agent, and any member, stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or any affiliate thereof or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.
          (v) The Warrant Agent will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of the Warrant Certificates.
          (vi) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. In no event will the Warrant Agent be liable for special, indirect, incidental, consequential or punitive losses or damages of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the possibility of such losses or damages and regardless of the form of action.
          (vii) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price or number of the shares of Common Stock or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be responsible or liable with respect to the validity or value or the kind or amount of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such shares of Common Stock or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.
          (viii) Notwithstanding anything in this Agreement to the contrary, the Warrant Agent shall have no liability or responsibility to any person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation.
          (ix) In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request of other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent may, in its sole and absolute discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company or any holder or other person or entity for refraining from taking such action, provided that the Warrant Agent provides prior written notice to the Company of such ambiguity or uncertainty and its intention to refrain from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the reasonable satisfaction of the Warrant Agent.
          (x) The Company agrees to provide to the Warrant Agent such number of Warrant Certificates executed on behalf of the Company in proper form for issuance as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.
          (xi) The Warrant Agent shall have no responsibility or liability with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be liable or responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant or any other agreement; nor shall it by act hereunder be deemed to make any representation or warranty as to or be responsible or liable for the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant.
          (xii) The Warrant Agent shall have no duty or obligation to investigate or confirm whether any determination under Articles 3, 4 and 6 are correct or accurate. In addition, notwithstanding anything to the contrary contained herein, the Warrant Agent shall have no duty or responsibility to investigate or confirm whether the Company’s determination regarding the number of Warrant Shares to be issued in the event of a cashless exercise is accurate or correct. Notwithstanding anything to the contrary contained herein, the Warrant Agent shall also have no duty or responsibility to investigate or confirm whether any determination of the Warrant Price is correct or accurate.
          (xiii) The Company shall provide written notice to the Warrant Agent (i) on the Detachment Date that the Detachment Date has occurred pursuant to Section 2.4, (ii) promptly of the consummation of a Business Consummation, (iii) on the date that the time period in which the Company has to consummate a Business Combination has expired if the Company has not consummated a Business Combination on or prior to such date, and (iv) promptly of the periods during which a Warrant can be exercised under Article 3.
          (xiv) At any time the Warrant Agent may request in writing an instruction in writing from the Company, and may at its own option include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. The Warrant Agent shall not be liable or responsible for acting without the Company’s consent in accordance with such a proposal on or after the date specified therein; provided, that the specified date shall be at least five (5) business days after the Company receives the Warrant Agent’s request for instructions and its proposed course of action; and provided, further, that, prior to so acting, the Warrant Agent has not received from the Company the written instructions so requested.
          (xv) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the President or Chief Financial Officer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Warrant Agent and the Warrant Agent shall not be liable or responsible for or in respect of any action taken, suffered or omitted to be taken by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Warrant Agent shall be fully authorized and protected in relying upon the most recent instructions received from any such officer.
     The rights and obligations contained in this Section 8.2 shall survive the termination of this Warrant Agreement and the resignation, removal or replacement of the Warrant Agent.

     8.3 Resignation, Consolidation, or Merger of Warrant Agent.
          (a) Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving 60 days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or any Registered Holder (who shall, with such notice, submit his Warrant for inspection by the Company), then the holder of any Warrant or the Warrant Agent may apply to any court of competent jurisdiction in the State of Delaware for the appointment of a successor Warrant Agent at the Company’s cost. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.
          (b) Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.
          (c) Merger or Consolidation of Warrant Agent. Any corporation or other entity into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in cases at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.
          (d) In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.
     8.4 Fees and Expenses of Warrant Agent.
          (a) Remuneration. The Company agrees to pay the Warrant Agent compensation for its services as such Warrant Agent hereunder in accordance with Schedule I hereto, and shall reimburse the Warrant Agent for all reasonable expenses and charges paid or incurred by it in the exercise, performance and administration of its rights and duties hereunder, including without limitation fees and expenses of legal counsel.
          (b) Further Assurances. The Company agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.
     8.5 Liability of Warrant Agent.
          (a) Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chairman of the Board of Directors, President, Chief Financial Officer, Treasurer, Chief Legal Officer, Secretary or Assistant Secretary of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or omitted in good faith by it pursuant to the provisions of this Agreement.
          (b) Indemnity. The Warrant Agent shall be indemnified and held harmless by the Company from and against any costs and expenses, including reasonable fees and disbursements of one counsel, or loss suffered by the Warrant Agent in connection with any liability, action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Warrant Agent hereunder other than expenses or losses arising from the bad faith, gross negligence or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction) of the Warrant Agent. Promptly after the receipt by the Warrant Agent of notice of demand or claim or the commencement of any action, suit or proceeding, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”).
          (c) Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Article IV hereof or be responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Common Stock will when issued be valid and fully paid and nonassessable.
     8.6 Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of the Company’s Common Stock through the exercise of Warrants.
     8.7 Waiver. The Warrant Agent hereby waives any and all right or set-off of any and all title, interest or claim of any kind (“Claim”) in or to any distribution of the Trust Account (as defined in that certain Investment Management Trust Agreement to be entered into by and between the Company and Mellon Bank, as account agent thereunder), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the funds in the Trust Account for any reason whatsoever including, without limitation, pursuant to Section 8.5(b) hereunder, and to pursue any such Claims solely against the Company.

ARTICLE IX.
MISCELLANEOUS PROVISIONS
     9.1 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.
     9.2 Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Registered Holder to or on the Company shall be in writing and shall be deemed given (i) when delivered if by hand delivered, (ii) on the next business day if sent by a nationally recognized commercial courier service promising next business day delivery and requiring receipt for delivery (such as Federal Express), or (iii) three business days after delivered in the United States mail if sent by certified or registered mail, return receipt requested, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:
Sidhu Special Purpose Capital Corp.
485 Madison Avenue, 20th Floor
New York, New York 10022
Attention: Jay S. Sidhu
With a copy to:
WNH Holdings, LLC
Center City Executive Centre
607 Washington Street
Reading, PA 19601
Attention: Joseph M. Harenza
     Any notice, statement or demand authorized by this Agreement to be given or made by any Registered Holder or by the Company to or on the Warrant Agent shall be in writing and shall be deemed given (i) when delivered if by hand delivered, (ii) on the next business day if sent by a nationally recognized commercial courier service promising next business day delivery and requiring receipt for delivery (such as Federal Express), or (iii) three business days after delivered in the United States mail if sent by certified or registered mail, return receipt requested, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:
Mellon Investor Services LLC
Newport Office Center VII
480 Washington Blvd.
Jersey City, NJ 07310
Attention: Relationship Manager
With a copy to:
Mellon Investor Services LLC
Newport Office Center VII
480 Washington Blvd.
Jersey City, NJ 07310
Attention: Legal Department
     9.3 Applicable Law. The validity, interpretation and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of Delaware, without giving effect to its law or principles of conflict of laws. The Company and the Warrant Agent hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of Delaware or the Delaware United States District Court, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company and the Warrant Agent hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company or the Warrant Agent may be served by transmitting a copy thereof by United States registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company and the

Warrant Agent in any action, proceeding or claim; provided, that, such service shall not preclude any other manner of service permitted by law.
     9.4 Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders of the Warrants, any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Warrants.
     9.5 Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the Registered Holder of any Warrant. The Warrant Agent may require any such holder to submit his Warrant for inspection by it.
     9.6 Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.
     9.7 Effect of Headings. The Section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.
     9.8 Amendments. This Agreement may be amended by the parties hereto without the consent of any Registered Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders. All other modifications or amendments, including any amendment to increase the Warrant Price or shorten the Exercise Period, shall require the written consent of the Registered Holders of a majority of the then outstanding Warrants. Notwithstanding the foregoing, the Company may lower the Warrant Price or extend the duration of the Exercise Period in accordance with Sections 3.1 and 3.2, respectively, without such consent.
     9.9 Force Majure. In no event shall the Warrant Agent be liable or responsible for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes, acts of God, and interruptions, losses or malfunctions of utilities, communications or computer (hardware or software) services.
     9.10 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.
     9.11 Termination. This Agreement shall terminate on the date on which all Warrants have been exercised or expired without exercise. The provisions of Sections 8.2 and 8.6 shall survive such termination.
     9.12 Entire Agreement. This Agreement constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

SIDHU SPECIAL PURPOSE CAPITAL CORP.
By:
Name:
Title:

MELLON INVESTOR SERVICES LLC, as Warrant Agent
By:
Name:
Title:

EXHIBIT A
Form of Public Warrant
     The securities represented by this Warrant Certificate (including the securities issuable upon the exercise of the Warrant) are subject to the terms and conditions set forth in the Warrant Agreement dated as of July [___], 2008, by and between the Company and the Warrant Agent (the “Warrant Agreement”). Copies of such agreement may be obtained by the holder hereof at the Warrant Agent’s principal place of business without charge. Capitalized terms used herein but not defined shall have the meaning set forth in the Warrant Agreement.
SPECIMEN WARRANT CERTIFICATE

NUMBER	WARRANTS
—
THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO
5:00 p.m. NEW YORK CITY TIME, ON THE EXPIRATION DATE
SIDHU SPECIAL PURPOSE CAPITAL CORP.
CUSIP
PUBLIC WARRANT
THIS CERTIFIES THAT, for value received
is the registered holder of such number of Warrants set forth above (the “Warrants”), each such Warrant expiring on                     , 2012 (unless earlier redeemed in accordance with the terms hereof) and entitling the holder thereof to purchase one fully paid and non-assessable share of Common Stock, par value $0.0001 per share (“Common Stock”), of Sidhu Special Purpose Capital Corp., a Delaware corporation (the “Company”). The Warrant entitles the holder thereof to purchase from the Company, commencing on the later of (i) the consummation by the Company of a Business Combination or (ii)                     , 2009, such number of shares of Common Stock of the Company at the price of $6.50 per share (as such price may be adjusted), upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent, Mellon Investor Services LLC (such payment to be made to the Warrant Agent in lawful money of the United States, by bank wire transfer in immediately available funds or on a cashless basis at the option of the Company as described below), but only subject to the conditions set forth herein and in the Warrant Agreement. The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price, the Floor Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant may, subject to certain conditions, be adjusted. The term Warrant Price as used in this Warrant Certificate refers to the price per share at which shares of Common Stock may be purchased at the time the Warrant is exercised.
     Notwithstanding the foregoing, and subject to Section 7.4 of the Warrant Agreement, no Warrant may be exercised unless (i) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance of Common Stock upon exercise of the Warrant is effective

1

or (ii) in the opinion of counsel to the Company, the issuance of the Common Stock upon the exercise of the Warrants is exempt from the registration requirements of the Securities Act.
     Notwithstanding anything to the contrary herein or in the Warrant Agreement, under no circumstances will the Company be required to net cash settle any exercise of the Warrant.
     No fraction of a share will be issued upon any exercise of a Warrant. If, upon exercise of a Warrant, a holder would be entitled to receive a fractional interest in a share of Common Stock, the Company shall, upon exercise, round up to the nearest whole number the number of shares of Common Stock to be issued to the warrant holder.
     Upon any exercise of the Warrant for less than the total number of full shares of Common Stock provided for herein, there shall be issued to the Registered Holder hereof or his assignee a new Warrant Certificate covering the number of shares of Common Stock for which the Warrant has not been exercised.
     Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the Registered Holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.
     Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.
     The Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the Registered Holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.
     This Warrant does not entitle the Registered Holder to any of the rights of a stockholder of the Company.
     Subject to Section 6.4 of the Warrant Agreement, not less than all of the outstanding Redeemable Warrants may be redeemed, at the option of the Company, at any time after they become exercisable and prior to their expiration, at the office of the Warrant Agent, upon the notice referred to in Section 6.2 of the Warrant Agreement, at the price of $0.01 per Warrant (the “Redemption Price”); provided, however, that the last sales price of the Common Stock has been equal to or greater than the Floor Price, as such price may be adjusted pursuant to Section 4.3 of the Warrant Agreement, on each of 20 trading days within any 30 trading day period ending three Business Days prior to the date on which notice of redemption is given; and provided, further that such Warrants (and the Common Stock issuable upon the exercise of such Warrants) are covered by an effective registration statement from the date of notice of redemption through the date fixed for redemption. If the foregoing conditions are satisfied, and the Warrants are called for redemption, each Registered Holder will be entitled to exercise their Warrants prior to the date scheduled for redemption. In the event the Company calls the Warrants for redemption pursuant to Section 6.1 of the Warrant Agreement, the Company shall have the option to require all (but not part) of the holders of those Warrants who elect to exercise their Warrants prior to the date scheduled for redemption to exercise the Warrants on a cashless basis. If the Company requires holders of the Warrants to exercise the Warrants on a cashless basis, the holder of such Warrants shall pay the Warrant Price by surrendering such Warrants for that number of shares of Common Stock equal to the quotient

2

obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the Redemption Fair Market Value and the Warrant Price of the Warrants by (y) the Redemption Fair Market Value. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of redemption shall be canceled on the books of the Company and have no further value except for the $0.01 redemption price.

3

Sidhu Special Purpose Capital Corp.
By:
Name:
Title:

Mellon Investor Services LLC, as Warrant Agent

By:
Name:
Title:

4

ELECTION TO PURCHASE
To Be Executed by the Registered Holder in Order to Exercise Warrants
     The undersigned Registered Holder irrevocably elects to exercise                                    Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)
and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)
and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated:
(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

ASSIGNMENT
To Be Executed by the Registered Holder in Order to Assign Warrants
For Value Received,                                     hereby sells, assigns, and transfers unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)
and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)
                                         of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint                                          Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:

(SIGNATURE)
The signature to the assignment of the subscription form must correspond to the name written upon the face of this warrant certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by an Eligible Guarantor Institution (as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934).

EXHIBIT B
Form of Private Warrant
     The securities represented by this Warrant Certificate (including the securities issuable upon exercise of the Warrant) have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under the Securities Act or an opinion of counsel satisfactory to the Company that such registration statement is not required.
     The securities represented by this Warrant Certificate (including the securities issuable upon the exercise of the Warrant) are subject to the terms and conditions, including certain restrictions on transfer, set forth in the Warrant Agreement dated as of July [ ], 2008, by and between the Company and the Warrant Agent (the “Warrant Agreement”). Copies of such agreement may be obtained by the holder hereof at the Warrant Agent’s principal place of business without charge. Capitalized terms used herein but not defined shall have the meaning set forth in the Warrant Agreement.
SPECIMEN WARRANT CERTIFICATE

NUMBER	WARRANTS
—
THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO
5:00 p.m. NEW YORK CITY TIME, ON THE EXPIRATION DATE
SIDHU SPECIAL PURPOSE CAPITAL CORP.
CUSIP
SPONSOR WARRANT
THIS CERTIFIES THAT, for value received
is the registered holder of such number of Warrants set forth above (the “Warrants”), each such Warrant expiring on                      , 2012 (unless earlier redeemed in accordance with the terms hereof) and entitling the holder thereof to purchase one fully paid and non-assessable share of Common Stock, par value $0.0001 per share (“Common Stock”), of Sidhu Special Purpose Capital Corp., a Delaware corporation (the “Company”). The Warrant entitles the holder thereof to purchase from the Company, commencing on the later of (i) the consummation by the Company of a Business Combination or (ii)                      , 2009, such number of shares of Common Stock of the Company at the price of $6.50 per share (as such price may be adjusted), upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent, Mellon Investor Services LLC (such payment to be made to the Warrant Agent in lawful money of the United States, by bank wire transfer in immediately available funds, payable to the Company), but only subject to the conditions set forth herein and in the Warrant Agreement. The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price, the Floor Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant, may, subject to certain conditions, be adjusted. The term Warrant Price as used in this Warrant Certificate refers to the price per share at which shares of Common Stock may be purchased at the time the Warrant is exercised.

1

     Notwithstanding anything to the contrary herein or in the Warrant Agreement, under no circumstances will the Company be required to net cash settle any exercise of the Warrant.
     No fraction of a share of Common Stock will be issued upon any exercise of a Warrant. If, upon exercise of a Warrant, a holder would be entitled to receive a fractional interest in a share of Common Stock, the Company shall, upon exercise, round up to the nearest whole number the number of shares to be issued to the Warrant holder.
     Upon any exercise of the Warrant for less than the total number of full shares of Common Stock provided for herein, there shall be issued to the Registered Holder hereof or his assignee a new Warrant Certificate covering the number of shares of Common Stock for which the Warrant has not been exercised.
     Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the Registered Holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.
     Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.
     The Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the Registered Holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.
     This Warrant does not entitle the holder to any of the rights of a stockholder of the Company.
     Subject to Section 6.4 of the Warrant Agreement, not less than all of the outstanding Redeemable Warrants may be redeemed, at the option of the Company, at any time after they become exercisable and prior to their expiration, at the office of the Warrant Agent, upon the notice referred to in Section 6.2 of the Warrant Agreement, at the price of $0.01 per Warrant (the “Redemption Price”); provided, however, that the last sales price of the Common Stock has been equal to or greater than the Floor Price, as such price may be adjusted pursuant to Section 4.3 of the Warrant Agreement, on each of 20 trading days within any 30 trading day period ending three Business Days prior to the date on which notice of redemption is given. If the foregoing conditions are satisfied, and the Warrants are called for redemption, each Registered Holder will be entitled to exercise their Warrants prior to the date scheduled for redemption. In the event the Company calls the Warrants for redemption pursuant to Section 6.1 of the Warrant Agreement, the Company shall have the option to require all (but not part) of the holders of those Warrants who elect to exercise their Warrants prior to the date scheduled for redemption to exercise the Warrants on a cashless basis. If the Company requires holders of the Warrants to exercise the Warrants on a cashless basis, the holder of such Warrants shall pay the Warrant Price by surrendering such Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the Redemption Fair Market Value and the Warrant Price of the Warrants by (y) the Redemption Fair Market Value. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of redemption shall be canceled on the books of the Company and have no further value except for the $0.01 redemption price.

2

Special Purpose Capital Corp.
By:
Name:
Title:

Mellon Investor Services LLC, as Warrant Agent

By:
Name:
Title:

3

ELECTION TO PURCHASE
To Be Executed by the Registered Holder in Order to Exercise Warrants
     The undersigned Registered Holder irrevocably elects to exercise                      Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)
and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated:
(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

ASSIGNMENT
To Be Executed by the Registered Holder in Order to Assign Warrants
For Value Received,                                                     hereby sell, assign, and transfer unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)
and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)
                                         of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint                                          Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:
(SIGNATURE)
The signature to the assignment of the subscription form must correspond to the name written upon the face of this warrant certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by an Eligible Guarantor Institution (as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934).